Exhibit 99.1

Pareteum Announces Full Year 2018 Restated Financial Results

A Significant Milestone and Progress in the Restatement

NEW YORK, NY – December 14, 2020 – Pareteum Corporation (OTC Pink Open Market: TEUM), a global cloud communications platform company, today announced that it has completed the restatement of operating and financial results for the full year ended December 31, 2018 and the interim periods within fiscal 2018. The Company expects to complete the process and file full year 2019 financial information in late 2020 or early January 2021 and become current with respect to the filing of its financial results for the first three quarters of fiscal 2020 shortly after filing its Annual Report on Form 10-K for the 2019 fiscal year. Over the last year, the Company implemented significant changes to strengthen governance and management, and effected additional remedial measures and controls. Pareteum's Board of Directors is committed to the highest managerial and governance standards and is actively working to deliver long-term, sustainable, shareholder value.

"Reporting our 2018 restated results marks a significant milestone as we work to complete the restatement,” said Bart Weijermars, Pareteum's interim CEO. “Over the past year, the new management team and the Independent Directors of the Board, have worked diligently to improve our internal controls and ensure that we have the right processes, people and discipline of a world class organization in place. The fundamentals of our industry and our business are strong and Pareteum is committed to taking actions that are consistent with our ethics and values and fully meet the expectations of both internal and external stakeholders.”

Full Year 2018 Financial Results:

•	Revenue grew 50% to $20.3 million for the fiscal year 2018, compared to $13.5 million in the prior year, driven by the Artilium acquisition effective in the fourth quarter of 2018.
•	Net loss was $(18.0) million in the fiscal year 2018, compared to a net loss of $(12.5) million in the prior year, driven by an increase in restructuring and acquisition costs of Artilium of $6.3 million and lower gross margins due to the Artilium product mix.

Financial Restatement:

As discussed in the Form 10-K filed today, the Company restated results for 2018. The following information summarizes the impact of the restatement.

	FY 2018
($000s)	as Restated		as Reported

Revenue	$20,257.6		$32,435.7
Gross Margin	10,203.6	50%	22,106.1	68%

Operating Expenses	23,609.5	117%	24,063.0	74%
Restructing & Acquisition	7,259.6	36%	7,258.8	22%
Depreciation & Amortization	5,427.0	27%	5,427.0	17%
Loss from Ops	(26,092.5)		(14,642.7)

Other Income/(Exp)	7,895.0		1,524.2
Income (Benefit) Tax	37,852.0		(143.8)
Net Loss	$(18,023.6)		$(12,974.7)

The Form 10-K report filed with the Securities and Exchange Commission today contains audited restated financial information for 2018, including quarterly information during those periods. We believe that the restatement to bring Pareteum fully current is nearing completion and tremendous progress has been made. As we approach completion, the Company intends to provide additional periodic updates. Following the completion of the restatement and catch-up on prior financials, Pareteum intends to return to a normal cadence for public company reporting, including for the full year 2020.

Recent Business Highlights:

“We believe the growth trajectory of our business is very positive and this will become evident once we have completed the restatement,” continued Mr. Weijermars. “Our industry and competitive landscape are in the midst of a significant digital transformation. Cloud-based technologies are helping customers reimagine their commercial models in ways that will affect global demand for our offerings in the future. The Pareteum platform continues to deliver mobility and connectivity services, engineered to support and perform in an increasingly virtual world. As a result, we are experiencing higher levels of activity across our network in key areas including messaging, consumer mobile and IoT. Our products and services today have significant traction in the market despite the unexpected impacts of the Covid-19 pandemic this year. We are laser-focused on continuing to grow and scale the business while upholding the highest standards throughout our operations.”

In addition to strengthening its governance and leadership team, Pareteum has achieved many positive milestones in the business, including continuing to add new partners, subscribers and offerings in addition to increased growth and engagement with existing customers. Highlights include the following:

•	Liberty Global: expanded our partnership with this multinational telecommunications company to build a pan-European Voicemail platform that will provide Liberty Global with the flexibility and scalability to deliver their services, the next step in our long-standing relationship;
•	Vodafone: extended and expanded our contract enabling this communications leader to deliver connectivity services under one platform;
•	Strattner Technologies: announced a partnership to launch the Strattner Voice brand, A GSM network complementing the company’s satellite communications network, Strattner.Space, demonstrating that the Pareteum Experience Cloud provides the flexibility and scalability to power a diverse range of services for the mobile communications market;

•	Genza: announced a partnership with this Geneva-based communications company to build an MVNO serving the UK market that provides access to the voice and SMS capabilities of the best cellular networks as well as fully programmable B2C messaging capabilities across a wide range of mobile and social channels; and
•	Pareteum SmartSIM: launched a multi-country, multi-network cellular data connectivity solution for IoT and mobile broadband use cases that facilitates seamless inventory management and logistics and can be fully managed and controlled remotely with the best connectivity experience irrespective of where it is used globally

“We believe we are well positioned to capitalize on this disruptive and growing global marketplace, providing exceptional service to our customers and enabling them to meet their requirements for global connectivity and collaboration,” concluded Mr. Weijermars. “We continue to work towards completing the restatements in the coming weeks and implementing processes and controls to improve day-to-day operations, create a stronger company and deliver long-term value for shareholders.”

Finally, the company expects to deliver growth as its reporting becomes current with 2019 and 2020 financial results.

About Pareteum Corporation
Pareteum is an experienced provider of Communications Platform as a Service solutions. Pareteum empowers enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information please visit: www.pareteum.com.

Forward Looking Statements

Certain statements contained herein constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in this release are forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. However, our actual results may differ materially from those contained in, or implied by, these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future; our possible inability to generate additional funds that will be necessary to expand our operations; the substantial doubt about our ability to continue as a going concern expressed in the most recent report on our audited financial statements; our potential lack of revenue growth; the length of our sales cycle; pending investigations by the SEC and other lawsuits; the outbreak and impact of the novel coronavirus (COVID-19) on the global economy and our business; our potential inability to add new products and services that will be necessary to generate increased sales; our potential inability to develop and successfully market platforms or services or our inability to obtain adequate funding to implement or develop our business; our ability to successfully remediate the material weakness in our internal control over financial reporting within the time periods and in the manner currently anticipated; the effectiveness of our internal control over financial reporting, including the identification of additional control deficiencies; risks related to restrictions and covenants in our convertible debt facility that may adversely affect our business; our potential loss of key personnel and our ability to find qualified personnel; international, national regional and local economic political changes, political risks, and risks related to global tariffs and import/export regulations; fluctuations in foreign currency exchange rates; our potential inability to use and protect our intellectual property; risks related to our continued investment in research and development, product defects or software errors, or cybersecurity threats; general economic and market conditions; regulatory risks and the potential consequences of non-compliance with applicable laws and regulations; increases in operating expenses associated with the growth of our operations; risks related to our capital stock, including the potentially dilutive effect of issuing additional shares and the fact that shares eligible for future sale may adversely affect the market for our common stock; the possibility of telecommunications rate changes and technological changes; disruptions in our networks and infrastructure; the potential for increased competition and risks related to competing with major competitors who are larger than we are; our positioning in the marketplace as a smaller provider; risks resulting from the restatement of certain of our financial statements; and the other risks discussed in our Form 10-K for the year ended December 31, 2018. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Inquiries
Press@pareteum.com

Pareteum Investor Relations Contacts:

Investor Relations +1 (646) 975-0400
Investor.relations@pareteum.com

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2018	2017	2018
	(As Restated)		(As Reported)

REVENUES	$20,257,605	$13,547,507	$32,435,736
Gross Margin	50%	73%	68%
COST AND OPERATING EXPENSES
Cost of revenues (excluding depreciation and amortization)	10,054,030	3,683,609	10,329,646
Product development	3,082,956	1,479,587	3,092,776
Sales and marketing	3,197,406	1,575,069	3,161,234
General and administrative	17,329,163	10,097,027	17,808,912
Restructuring and acquisition costs	7,259,561	966,292	7,258,831
Depreciation and amortization	5,427,029	4,533,109	5,427,029
Total cost and operating expenses	46,350,145	22,334,693	47,078,428

LOSS FROM OPERATIONS	(26,092,540)	(8,787,186)	(14,642,692)

OTHER INCOME (EXPENSE)
Total other income (expense)	7,894,988	(3,568,588)	1,524,202

LOSS BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	(18,197,552)	(12,355,774)	(13,118,490)
Income tax (benefit) provision	(173,918)	107,205	(143,840)
NET LOSS	(18,023,634)	(12,462,979)	(12,974,650)

OTHER COMPREHENSIVE LOSS
Foreign currency translation income (loss)	(199,971)	(1,219,782)	5,911
COMPREHENSIVE LOSS	$(18,223,605)	$(13,682,761)	$(12,968,739)

	FY 2018 (as Restated)				FY2017
($ in '000s)	Mar 31	Jun 30	Sep 30	Dec 31	Dec 31

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$15,759	$19,205	$18,435	$6,052	$13,538
Restricted cash	230	229	430	431	200
Accounts receivable, net	1,042	1,344	712	3,338	2,058
Prepaid expenses and other current assets	1,153	1,175	943	2,084	900
Total Current Assets	18,184	21,953	20,520	11,905	16,696

NON-CURRENT ASSETS
Other Assets	3,926	3,915	3,856	1,127	3,916
Property and Equipment, Net	5,498	5,658	4,932	5,444	4,714
Intangibles, Net	-	-	-	39,658	-
Goodwill	-	-	-	101,375	-

TOTAL ASSETS	$27,608	$31,526	$29,308	$159,509	$25,326

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Total Current Liabilities	$7,072	$6,661	$6,771	$19,094	$7,538
Total Long Term Liabilities	2,649	741	95	8,940	2,367
Total Liabilities	9,721	7,402	6,866	28,034	9,905

STOCKHOLDERS' EQUITY
Common Stock	324,141	331,512	339,418	453,995	321,271
Accumulated other comprehensive loss	(4,996)	(5,359)	(5,396)	(5,389)	(6,307)
Accumulated deficit	(301,258)	(302,029)	(311,580)	(317,132)	(299,543)
Total stockholders' equity	17,887	24,124	22,442	131,475	15,421
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$27,608	$31,526	$29,308	$159,509	$25,326